UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 E. Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 17, 2015, Omnicell, Inc. (“Omnicell”) issued a press release announcing that it will not be able to file its Annual Report on Form 10-K for its fiscal year ended December 31, 2014 within the 15-day extension period permitted under the rules of the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During a conference call to be held on Wednesday, March 18, 2015 at 5:30 a.m. PDT, Omnicell’s Chief Executive Officer and Chief Financial Officer will discuss the delay in its Form 10-K filing, its reaffirmation of the guidance given on February 3, 2015 and its recent announcement of an agreement to acquire Mach4 Pharma Systems.

The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 9454291. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 8:30 a.m. PT and will be available until 11:59 p.m. PT on April 1, 2015.  The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 9454291.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d)                                 Exhibits.

99.1                                                                        Press release dated March 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: March 17, 2015	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Executive Vice President and Chief Legal & Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press release dated March 17, 2015